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                                                                EXHIBIT D





                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 6, 1995
                                                        ----------------



                                MEGAMATION INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


   Delaware                          0-18192                       13-3372947
- -----------------                    -------                       ----------
                                   (Commission                   (IRS Employer
(State or other                    File Number)                  Identification
jurisdiction of                                                  Number)
incorporation)



51 Everett Drive, Building #4, Lawrenceville, New Jersey           08648
- --------------------------------------------------------         ----------
(Address of principal executive offices)                         (Zip Code)


  Registrant's telephone number, including area code (609) 799-4473
                                                     --------------


                                  Page 1 of 6
                           Index to Exhibits located
                                   at Page 4
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Item 1.   Changes in Control of Registrant.
- -------------------------------------------

          Reference is made to Item 5 for information pertaining to the termination of a voting agreement among certain shareholders of Megamation Inc. ("Registrant"), pursuant to which control of the Registrant may be effected.


Item 5.  Other Events.
- ----------------------

          As previously reported on a Current Report on Form 8-K filed with the Commission on September 19, 1992, certain shareholders of Registrant entered into a Shareholders Agreement dated as of September 4, 1992 (the "Shareholders Agreement"). At a special meeting of the Board of Directors of Registrant held on May 5, 1995, Brian D. Hoffman resigned as a director of Registrant; Gerald W. Klein was elected as a director to fill the vacancy created by the Hoffman resignation; Steven H. Pollack and Thomas D. Schmidt each resigned as a director; Richard J. Kornblum was elected as a director to fill one of the vacancies created by the Pollack and Schmidt resignations; and the Board of Directors resolved that five directors would constitute the entire Board of Directors pursuant to Registrant's By-Laws. In light of these events, the parties to the Shareholders Agreement entered into a certain Termination Agreement which terminated the Shareholders Agreement as of November 6, 1995.


Item 7.  Financial Statements and Exhibits.
- -------------------------------------------

        (a) & (b)       Not applicable.

        (c) Exhibits.
            ---------

            The following exhibit is furnished as part this amendment to this
Report:

        Exhibit     Description
        -------     -----------

        99.1 Termination Agreement dated November 6, 1995 by and among certain shareholders of Registrant.

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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:    November 6, 1995


                              MEGAMATION INC.



                              By:   /s/ GERALD W. KLEIN
                                    ---------------------------------
                                    Gerald W. Klein, President, Chief
                                    Executive Officer, Treasurer, and
                                    Chief Financial Officer

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                               INDEX TO EXHIBITS

Exhibit                                   Location of Sequentially numbered Page
- -------                                   --------------------------------------

Termination Agreement dated                                    5
November 6, 1995 by and among
certain shareholders of Registrant